Exhibit 10.1

GUARANTY AND SECURITY AGREEMENT
Dated as of May 27, 2009
among
AKORN, INC.,
AKORN (NEW JERSEY), INC.
and
Each Other Grantor
From Time to Time Party Hereto
and
John N. Kapoor Trust dated September 20, 1989

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TABLE OF CONTENTS
(Continued)

Page

Section 8.9 Counterparts	23
Section 8.10 Severability	23
Section 8.11 Governing Law	23
Section 8.12 Waiver of Jury Trial	23

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Reserved
Schedule 3	Reserved
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral[1]

[1]	It is expected that these schedules would be identical to the corresponding schedules in the GE closing documents.

iii

     GUARANTY AND SECURITY AGREEMENT, dated as of May 27, 2009, by Akorn, Inc., a Louisiana corporation (“Akorn”), Akorn (New Jersey), Inc., an Illinois corporation (“Akorn NJ” and, together with Akorn, the “Borrowers”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrowers, the “Grantors”), in favor of the John N. Kapoor Trust dated September 20, 1989 (together with its successors and assigns, “Subordinated Lender”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Modification, Warrant and Investors Rights Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Modification Agreement”; capitalized terms are used herein as defined in the Modification Agreement as in effect on the date hereof and, to the extent consented to in writing by Subordinated Lender, as hereafter amended, supplemented or otherwise modified) dated on or about April 13, 2009 among the Borrowers and EJ Funds LP, the Borrowers agreed to grant security interests in favor of the Subordinated Lender;
     WHEREAS, each Grantor has agreed to guaranty all obligations, whether direct or indirect, now existing or hereafter arising, under or in respect of the Subordinated Note (collectively, the “Obligations”);
     WHEREAS, each Grantor has and will continue to derive substantial direct and indirect benefits from the making of the extensions of credit under the Subordinated Note; and
     NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Subordinated Lender as follows:
ARTICLE I
DEFINED TERMS
     Section 1.1 Definitions. (a) Capitalized terms used herein without definition are used as defined in the Modification Agreement; it being understood that any terms which are defined in the Modification Agreement by incorporation by reference from the Credit Agreement shall be likewise be incorporated herein but only to the extent such terms are defined as of the date hereof (i.e., changes to such defined terms subsequent to the date hereof shall not have effect herein unless (i) effected during an Affiliated Lender Period or (ii) consented to in writing by the Subordinated Lender.)
          (b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”,

“certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.
          (c) The following terms shall have the following meanings:
          “Affiliated Lender Period” means any period during which the Agent, or any one or more Lenders having the ability to veto all requested consents, amendments or waivers under the Credit Agreement for which Lender consent is required, is EJ Funds LP or otherwise is an Affiliate of EJ Funds LP or the Subordinated Lender.
          “Agreement” means this Guaranty and Security Agreement.
          “Cash Collateral Account” means a deposit account or securities account subject, in each instance, to an effective control agreement establishing “control” thereof in favor of the Subordinated Lender (or its agent) sufficient for purposes of perfection of a security interest therein under the applicable terms of the UCC.
          “Collateral” has the meaning specified in Section 3.1.
          “Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective control agreement establishing “control” thereof in favor of the Subordinated Lender (or its agent) sufficient for purposes of perfection of a security interest therein under the applicable terms of the UCC.
          “Controlling Amendment” means, with respect to the Credit Agreement or the Credit Agreement Security Agreement, any amendment to, consent or waiver under, or other modification to, such agreement that is effected (i) during any Affiliated Lender Period or (ii) with the prior written consent of the Subordinated Lender.
          “Credit Agreement Security Agreement” means the Guaranty and Security Agreement dated on or about January 7, 2009 and executed by the Borrowers in connection with the Credit Agreement, as amended from time to time by one or more Controlling Amendments.
          “Excluded Equity” means (i) any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations and (ii) Akorn’s interest in the Existing JV. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

          “Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than a Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement (as the Credit Agreement is in effect on the date hereof or as amended by one or more Controlling Amendments, provided that any such Lien which is permitted under the Credit Agreement as in effect on the date hereof (or as amended by one or more Controlling Amendments) but which remains subject to a consent by the “Agent” or the “Lenders” or any subset thereof under the Credit Agreement, shall be subject to the consent of the Subordinated Lender hereunder for purposes of this clause (iii) at any time other than during an Affiliated Lender Period) if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
          “Existing JV” means Akorn-Strides, LLC, a Delaware limited liability company.
          “Guaranteed Obligations” has the meaning set forth in Section 2.1.
          “Guarantor” means each Grantor, including each Borrower with respect to the obligations of each other Borrower.
          “Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.
          “Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.
          “Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated

Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 of the Credit Agreement Security Agreement as in effect on the date hereof or as amended by one or more Controlling Amendments.
          “Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 of the Credit Agreement Security Agreement as in effect on the date hereof or as amended by one or more Controlling Amendments.
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 of the Credit Agreement Security Agreement as in effect on the date hereof or as amended by one or more Controlling Amendments.
          “Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Subordinated Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

     Section 1.2 Certain Other Terms.
          (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.
          (b) Other Interpretive Provisions.
          (i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
          (ii) This Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
          (iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”
          (iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.
          (v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Subordinated Note Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Subordinated Note Document.

          (vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II
GUARANTY
     Section 2.1 Guaranty. Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Subordinated Note Document, of all the Obligations of each Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.
     Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Subordinated Note Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Subordinated Note Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.
     Section 2.3 Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Subordinated Indebtedness under the Subordinated Loan Documents (the “Subordinated Loans”) and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by a Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.
     Section 2.4 Authorization; Other Agreements. The Subordinated Lender is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:
          (a)(i) subject to compliance with the applicable provisions, if any, of the Subordinated Note Documents, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Subordinated Note Document;

          (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order, if any, as provided in the Subordinated Note Documents;
          (c) refund at any time any payment received by the Subordinated Lender in respect of any Guaranteed Obligation;
          (d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with a Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and
          (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.
     Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which, to the maximum extent permitted by law, may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except in connection with a compulsory counterclaim or as otherwise agreed in writing by the Subordinated Lender):
          (a) the invalidity or unenforceability of any obligation of any other Borrower or any other Guarantor under any Subordinated Note Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;
          (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from any other Borrower or any other Guarantor or any other action to enforce the same or (ii) any action to enforce any Subordinated Note Document or any Lien thereunder;
          (c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;
          (d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against a Borrower, any other Guarantor or any of a Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;
          (e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by the Subordinated Lender to proceed separately against any Collateral in accordance with the Subordinated Lender’s rights under any applicable Requirement of Law; or
          (f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of a Borrower, any other Guarantor or any other Subsidiary of a Borrower, in each case other than the payment in full of the Guaranteed Obligations.
     Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of a Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against a Borrower or any other Guarantor by reason of any Subordinated Note Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Person providing credit support to the Subordinated Lender in respect of the Obligations (including, without limitation, any other Guarantor) or set off any of its obligations to any such other Person against obligations of such other Person to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.
     Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Subordinated Lender shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Subordinated Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Subordinated Lender shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that the Subordinated Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.
ARTICLE III
GRANT OF SECURITY INTEREST
     Section 3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the “Collateral”:
          (a) all accounts, chattel paper, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;
          (b) all deposit accounts, securities accounts and other bank accounts;
          (c) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Subordinated Lender;
          (d) all books and records pertaining to the other property described in this Section 3.1;
          (e) all property of such Grantor held by the Subordinated Lender, including all property of every description, in the custody of or in transit to the Subordinated Lender for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power (but excluding property held in trust), including but not limited to cash;
          (f) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and
          (g) to the extent not otherwise included, all proceeds of the foregoing;
provided, however, that “Collateral” shall exclude all Excluded Property.
     Section 3.2 Grant of Security Interest in Collateral Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Subordinated Lender, and grants to the Subordinated Lender a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein.
ARTICLE IV
RESERVED.

ARTICLE V
COVENANTS
     Each Grantor agrees with the Subordinated Lender to the following, as long as any Obligation remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):
     Section 5.1 Incorporation of Covenants from Credit Agreement Security Agreement. (a) The provisions of Article V of the Credit Agreement Security Agreement, as in effect on the date hereof, are herby incorporated herein, mutatis mutandi; provided that:
          (i) subject to the following subparagraph (ii), (A) all references therein to the “Agent” or to a “Secured Party” in Article V of the Credit Agreement Security Agreement shall be deemed to be like references to the Subordinated Lender, (B) any requirement with respect to the maintenance of lien priority contained therein shall be deemed to be further qualified by the prior liens, if any, in favor of the “Agent” and the “Secured Parties” arising thereunder, (C) all requirements for delivery of physical possession or endorsement of Collateral to the “Agent” or the “Secured Parties” or maintenance of “control” of Collateral (within the meaning of the applicable sections of the UCC) in favor of the “Agent” or the “Secured Parties” shall, so long as the “Secured Obligations” (as defined therein) remain outstanding, only apply to the delivery or endorsement to, or control in favor of, the “Agent” or the “Secured Parties”, as applicable (it being further understood that the “Agent” agrees to act as agent for the Subordinated Lender for purposes of perfection, subject to the prior liens securing the “Secured Obligations” (as defined under the Credit Agreement Security Agreement), with respect to all such Collateral and the Grantors hereby acknowledge and agree to such agency, (D) all rights of the Subordinated Lender to exercise rights with respect to the Collateral (including, without limitation, under Sections 5.3(b), 5.3(c), and 5.3(d), as incorporated into this Agreement by reference, shall be subject to the prior rights, if any, in favor of the “Agent” under the Credit Agreement Security Agreement; (E) no requirement for the independent consent of the Subordinated Lender shall apply during any Affiliated Lender Period; and (F) references therein to “Schedules” which are indicated herein as “Reserved” or which are omitted herefrom shall be deemed to be references to the numerically corresponding schedules to the Credit Agreement Security Agreement; and
          (ii) notwithstanding the foregoing:
          (A) The Grantors’ obligations under Sections 5.1(d), (e), and (f), as incorporated into this Agreement by reference, shall be limited to taking action for the benefit of the Subordinated Lender with respect to only those assets for which a corresponding request for action is made by the Agent under the Credit Agreement Security Agreement; and
          (B) No consent by the Subordinated Lender shall be required in connection with any return by the Agent to a Grantor of any Cash Equivalents pursuant to Section 5.10 of the Credit Agreement Security Agreement, as in effect on the date hereof or as amended by one or more Controlling Amendments.
ARTICLE VI
REMEDIAL PROVISIONS
     Section 6.1 Code and Other Remedies. Subject to the prior rights, if any, in favor of the “Agent” under the Credit Agreement Security Agreement:
          (a) UCC Remedies. During the continuance of an event of default under the Subordinated Note Documents (each, an “Event of Default”), the Subordinated Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
          (b) Disposition of Collateral. Without limiting the generality of the foregoing, the Subordinated Lender may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Subordinated Lender’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Subordinated Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Subordinated Lender shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.
          (c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Subordinated Lender’s request, it shall assemble the Collateral and make it available to the Subordinated Lender at places that the Subordinated Lender shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Subordinated Lender also has the right to require that each Grantor store and keep any Collateral pending further action by the Subordinated Lender and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Subordinated Lender is able to sell, assign, convey or transfer any Collateral, the Subordinated Lender shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Subordinated Lender and (iv) the Subordinated Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Subordinated Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment, except as required by law. The Subordinated Lender shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Subordinated Lender.
     (d) Application of Proceeds. The Subordinated Lender shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Subordinated Lender hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Subordinated Note Documents (if specified therein), and only after such application and after the payment by the Subordinated Lender of any other amount required by any Requirement of Law, need the Subordinated Lender account for the surplus, if any, to any Grantor.
     (e) Direct Obligation. The Subordinated Lender shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Subordinated Lender under any Subordinated Note Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Subordinated Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     (f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Subordinated Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Subordinated Lender to do any of the following:
          (i) fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Subordinated Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
          (ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;
          (iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
          (iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
          (v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Subordinated Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Subordinated Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
          (vi) dispose of assets in wholesale rather than retail markets;
          (vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or
          (viii) purchase insurance or credit enhancements to insure the Subordinated Lender against risks of loss, collection or disposition of any Collateral or to provide to the Subordinated Lender a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Subordinated Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Subordinated Lender that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.
          (g) IP Licenses. For the purpose of enabling the Subordinated Lender to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Subordinated Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Subordinated Lender, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.
     Section 6.2 Accounts and Payments in Respect of General Intangibles. Subject to the prior rights, if any, of the “Agent” under the Credit Agreement Security Agreement:
          (a) In addition to, and not in substitution for, any similar requirement in the Subordinated Note Documents, if required by the Subordinated Lender at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Subordinated Lender, in a Cash Collateral Account, subject to withdrawal by the Subordinated Lender as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Subordinated Lender, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At any time during the continuance of an Event of Default:
          (i) each Grantor shall, upon the Subordinated Lender’s request, deliver to the Subordinated Lender all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Subordinated Lender and that payments in respect thereof shall be made directly to the Subordinated Lender;
          (ii) the Subordinated Lender may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Subordinated Lender’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Subordinated Lender may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and
          (iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Subordinated Lender to ensure any Internet Domain Name is registered.
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Subordinated Lender shall not have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Subordinated Note Document or the receipt by the Subordinated Lender of any payment relating thereto, nor shall the Subordinated Lender be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
     Section 6.3 Pledged Collateral. Subject to the prior rights, if any, of the “Agent” under Credit Agreement Security Agreement:
     (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Subordinated Lender to the relevant Grantor or Grantors, the Subordinated Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any

Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Subordinated Lender may determine), all without liability except to account for property actually received by it; provided, however, that the Subordinated Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (b) Proxies. In order to permit the Subordinated Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Subordinated Lender all such proxies, dividend payment orders and other instruments as the Subordinated Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Subordinated Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).
          (c) Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Subordinated Lender in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) if so directed by Subordinated Lender, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Subordinated Lender.
     Section 6.4 Proceeds to be Turned over to and Held by Subordinated Lender. Subject to the prior rights, if any, of the “Agent” under the Credit Agreement Security Agreement:
          Unless otherwise expressly provided in the Subordinated Loan Documents or this Agreement, and, upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Subordinated Lender, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Subordinated Lender in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Subordinated Lender in cash or Cash Equivalents shall be held by the Subordinated Lender in a Cash Collateral Account. All proceeds being held by the Subordinated Lender in a Cash Collateral Account (or by such Grantor in trust for the Subordinated Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Subordinated Note Documents.

Section 6.5 Sale of Pledged Collateral. Subject to the prior rights, if any, of the “Agent” under the Credit Agreement Security Agreement:
          (a) Each Grantor recognizes that the Subordinated Lender may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Subordinated Lender shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.
          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Subordinated Lender, that the Subordinated Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Subordinated Note Documents. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Subordinated Lender.
     Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Subordinated Lender to collect such deficiency.
ARTICLE VII
THE SUBORDINATED LENDER
     Section 7.1 Subordinated Lender’s Appointment as Attorney-in-Fact.
          (a) Each Grantor hereby irrevocably constitutes and appoints the Subordinated Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Subordinated Note Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Subordinated Note Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Subordinated Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing (subject only to the prior rights, if any, of the “Agent” under the Credit Agreement Security Agreement):
          (i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Subordinated Lender for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;
          (ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Subordinated Lender may request to evidence, effect, publicize or record the Subordinated Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
          (iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Subordinated Debt Documents (including all or any part of the premiums therefor and the costs thereof);
          (iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or
          (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Subordinated Lender or as the Subordinated Lender shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Subordinated Lender may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Subordinated Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Subordinated Lender were the absolute owner thereof for all purposes and do, at the Subordinated Lender’s option, at any time or from time to time, all acts and things that the Subordinated Lender deems necessary to protect, preserve or realize upon any Collateral and the Subordinated Lender’s security interests therein and to effect the intent of the Subordinated Note Documents, all as fully and effectively as such Grantor might do.
          (vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Subordinated Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.
          (b) The expenses of the Subordinated Lender incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate which is two percent, per annum, greater than the rate applicable to the Subordinated Note (or such lesser rate as shall not violate the applicable usury statute in any applicable and appropriate jurisdiction if such higher rate would be violative of such applicable statute(s)), from the date of payment by the Subordinated Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Subordinated Lender on demand.
          (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released as described in Section 8.2.
     Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Subordinated Lender, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Subordinated Lender reasonably determines appropriate to perfect the security interests of the Subordinated Lender under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor”, but, with respect to Akorn, shall expressly exclude the Existing JV. A photographic or other reproduction of this Agreement, where permitted by applicable law, shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Subordinated Lender to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.
     Section 7.3 Reserved
     Section 7.4 Duty; Obligations and Liabilities.
          (a) Duty of Subordinated Lender. The Subordinated Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Subordinated Lender deals with similar property for its own account. The powers conferred on the Subordinated Lender hereunder are solely to protect the Subordinated Lender’s interest in the Collateral and shall not impose any duty upon the Subordinated Lender to exercise any such powers. The Subordinated Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Subordinated Lender shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Subordinated Lender in good faith.
          (b) Obligations and Liabilities with respect to Collateral. The Subordinated Lender shall not be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Subordinated Lender to such Person, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
     Section 8.2 Release of Collateral.
          (a) Upon satisfaction in full in cash of all Obligations (other than surviving indemnity obligations as to which no claim is then pending), the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Subordinated Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Subordinated Lender shall deliver to such Grantor any Collateral of such Grantor held by the Subordinated Lender hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) (i) At the time provided in subsection 8.10(b) of the Credit Agreement (as in effect on the date hereof or as amended by one or more Controlling Amendments) and at the request of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not an Affiliate of a Borrower or the Subsidiaries of a Borrower in a transaction permitted by the Subordinated Note Documents; and (ii) effective upon the release by the Agent of any Lien against any Collateral pursuant to Section 8.10(b)(i) or Section 8.10(b)(ii) of the Credit Agreement (as in effect on the date hereof or as amended by one or more Controlling Amendments), the Subordinated Lender’s Lien in the Collateral so released shall be released, automatically and without need for further action by any Person.
     Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Subordinated Lender may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.
     Section 8.4 No Waiver by Course of Conduct. The Subordinated Lender shall not by any act (except by a written instrument pursuant to Section 8.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default (or event or circumstance which but for the giving of notice, lapse of time, or both would constitute an Event of Default (each such event or circumstance prior to such notice, lapse of time, or both, being referred to as a “Default”)). No failure to exercise, nor any delay in exercising, on the part of the Subordinated Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver the Subordinated Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Subordinated Lender would otherwise have on any future occasion.
     Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Subordinated Note Documents; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Subordinated Lender and each Grantor directly affected thereby.
     Section 8.6 Additional Grantors; Additional Pledged Collateral.
           (a) Joinder Agreements. If, at the option of a Borrower or as required pursuant to Section 4.13 of the Credit Agreement (the provisions of which are incorporated herein, mutatis mutandi, a Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Subordinated Lender a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
          (b) Pledge Amendments. To the extent any Pledged Collateral has not been identified as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Subordinated Lender to attach each Pledge Amendment to this Agreement.
     Section 8.7 Notices. All notices, requests and demands to or upon the Subordinated Lender or any Grantor hereunder shall be effected in the manner provided for in the Subordinated Note; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrowers’ notice address set forth therein.
     Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Subordinated Lender and its successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Subordinated Lender.
     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
     Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
     Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 8.12 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.
     EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SUBSECTION 9.18(b) AND (c) OF THE CREDIT AGREEMENT, MUTATIS MUTANDI.
     Section 8.13 Repayment of Credit Agreement. Grantors hereby agree that in the event of any refinancing of the indebtedness under the Credit Agreement, whether concurrent with or subsequent to the repayment of the indebtedness under the Credit Agreement, notwithstanding any provisions in the Subordinated Note Documents to the contrary and regardless of whether such refinancing, or any term with respect thereto (including without limitation any security provided therefor) is permitted under the terms of the Subordinated Note Documents, unless Subordinated Lender hereafter agrees otherwise, in its sole discretion (i) the lender(s) in respect of such refinancing shall not be entitled to the benefit of any subordination provisions contained in the Subordinated Note Documents or the any provision in the Credit Agreement relating to the subordination of the Secured Obligations and (ii) any and all liens in favor of such lender(s) or their agents shall be subordinate and junior to the liens created hereunder securing the Secured Obligations and the Grantors shall take all actions requested by the Subordinated Lender to evidence, perfect and maintain the priority of such liens and security interests.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

AKORN, INC. as Grantor
By:	/s/ Jeffrey A. Whitnell
	Name:	Jeffrey A. Whitnell
	Title:	Chief Financial Officer

AKORN (NEW JERSEY), INC. as Grantor
By:	/s/ Jeffrey A. Whitnell
	Name:	Jeffrey A. Whitnell
	Title:	Chief Financial Officer

ACCEPTED AND AGREED
as of the date first above written:

JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989
as Subordinated Lender

By:	/s/ John N. Kapoor

Name: John N. Kapoor
Title: Trustee

AGREED AND ACKNOWLEDGED WITH RESPECT TO
ARTICLE V:

EJ FUNDS, LP

By:	/s/ John N. Kapoor

Name: John N. Kapoor
Title: President
EJ Financial Enterprises, Inc.
General Partner
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT1
FORM OF PLEDGE AMENDMENT
     This Pledge Amendment, dated as of ___ ___, 20___, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of May 27, 2009, by Akorn, Inc., a Louisiana corporation and Akorn (New Jersey), Inc., an Illinois corporation (together, the “Borrowers”), the undersigned Grantor and the other Affiliates of the Borrowers from time to time party thereto as Grantors in favor of the John N. Kapoor Trust dated September 20, 1989 (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
     The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

[GRANTOR]
By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

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Annex 1-A
PLEDGED STOCK

NUMBER
OF
SHARES,
		CERTIFICATE		UNITS OR
ISSUER	CLASS	NO(S).	PAR VALUE	INTERESTS

PLEDGED DEBT INSTRUMENTS

	DESCRIPTION OF	CERTIFICATE	FINAL	PRINCIPAL
ISSUER	DEBT	NO(S).	MATURITY	AMOUNT

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ACKNOWLEDGED AND AGREED
as of the date first above written:

JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989
as Subordinated Lender

By:

Name: Title:

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ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
     This JOINDER AGREEMENT, dated as of                      ___, 20___, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of May 27, 2009, by Akorn, Inc., a Louisiana corporation and Akorn (New Jersey), Inc., an Illinois corporation (together, the “Borrowers”) and the Affiliates of the Borrowers from time to time party thereto as Grantors in favor of the John N. Kapoor Trust dated September 20, 1989 referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
     By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Subordinated Lender, and grants to the Subordinated Lender a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.
     The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement (or, if the numerically corresponding schedule is “Reserved” or not listed therein, such information is added to the corresponding schedule to the Credit Agreement Security Agreement). By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.
     The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

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     IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name
Title:

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ACKNOWLEDGED AND AGREED
as of the date first above written:
[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989
as Subordinated Lender

By:
Name:
Title:

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ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT2
     THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of May 27, 2009, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor the John N. Kapoor Trust dated September 20, 1989.
W I T N E S S E T H:
     WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Subordinated Lender (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Guaranty and Security Agreement) of each Borrower; and
     WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
     NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Subordinated Lender as follows:
     Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
     Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Subordinated Lender, and grants to the Subordinated Lender a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):
          (a) [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;
          (b) all renewals, reversions and extensions of the foregoing; and
          (c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[2]	Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

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or
          (a) [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;
          (b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and
          (c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
          (d) [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;
          (e) all renewals and extensions of the foregoing;
          (f) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
          (g) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
     Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Subordinated Lender pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Subordinated Lender with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.
     Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in

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separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.
     Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
Very truly yours,
[GRANTOR]
            as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:
JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989
         as Subordinated Lender

By:
Name:
Title:
[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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ACKNOWLEDGMENT OF GRANTOR
State of                                             )
                                                           )          ss.
County of                                          )
     On this ___ day of                      ___, 20___ before me personally appeared                                          , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
[ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
[Copyright] [Patent] [Trademark] Registrations
     1. REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]
     [Include Registration Number and Date]
     2. [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS
     [Include Application Number and Date]
     3. IP LICENSES
     [Include complete legal description of agreement (name of agreement, parties and date)]